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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 5, 2000



                           CROSS TIMBERS OIL COMPANY
             (Exact name of registrant as specified in its charter)



            Delaware                   1-10662               75-2347769
  (State or other jurisdiction  (Commission File Number)    IRS Employer
         of incorporation)                               Identification No.)



    810 Houston Street, Suite 2000, Fort Worth, Texas               76102
        (Address of principal executive offices)                  (Zip Code)



                                  (817) 870-2800
                (Registrant's telephone number, including area code)
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Item 5.  Other Events.


Purchase of East Texas Properties and Increased Capital Budget

On December 5, 2000, the Company issued a press release with respect to the acquisition of primarily gas producing properties in East Texas and Louisiana. The Company also announced a $50 million increase in its 2001 capital budget to $250 million that targets a 20% growth in total 2001 gas production compared with 2000. The Company also provided current estimates of production, expenses, debt and other parameters for the year 2001 resulting from this acquisition and for activity planned under the 2001 capital budget. A copy of the press release is filed as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         The following exhibits are filed as part of this Current Report of Form 8-K:

         Exhibit Number and Description

         99.1   Press Release dated December 5, 2000

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROSS TIMBERS OIL COMPANY


Date: December 20, 2000               By:     LOUIS G. BALDWIN
                                          -------------------------------------
                                              Louis G. Baldwin
                                              Executive Vice President
                                                and Chief Financial Officer

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                                 EXHIBIT INDEX


            Exhibit Number and Description

     99.1   Press Release dated December 5, 2000

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